                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires: February 28, 2006
                                                      Estimated average burden
                                                      hours per response...12.75

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                                 PULITZER INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

THIS ARTICLE APPEARED IN THE ST. LOUIS POST-DISPATCH ON WEDNESDAY, APRIL 20,
2005:

PULITZER

Pulitzer Inc. said first-quarter earnings fell 13 percent because of costs related to its proposed sale to Lee Enterprises Inc. Revenue for the three months that ended March 27 rose 3 percent.

Pulitzer announced in January that it had agreed to a $1.46 billion buyout by Lee, a newspaper chain based in Davenport, Iowa.

Pulitzer said expenses for the latest quarter included $1.4 million for the company's exploration of strategic alternatives and $1.4 million in additional taxes stemming from the deal with Lee. Without those expenses, per-share earnings would have risen more than 13 percent, Pulitzer said.

The company's holdings include the Post-Dispatch and the Suburban Journals of Greater St. Louis.

THIS ARTICLE APPEARED ON STLTODAY.COM ON TUESDAY, APRIL 19, 2005:


Pulitzer posts 13.6 percent drop in first-quarter profit
By Jim Suhr
Associated Press
Tuesday, Apr. 19 2005

ST. LOUIS (AP) -- Newspaper publisher Pulitzer Inc. said Tuesday its first-quarter earnings slid 13.6 percent from a year ago, reflecting costs associated with the search for a buyout partner that led to its pending sale to Lee Enterprises Inc.

St. Louis-based Pulitzer -- publisher of the St. Louis Post-Dispatch and the Arizona Daily Star -- said net income fell to $7 million, or 32 cents per share, for the three months ended March 27. That compared with $8.1 million, or 37 cents per share, a year ago.

Analysts surveyed by Thomson Financial were looking for the company to post earnings of 40 cents per share in the latest quarter.

Pulitzer shares rose 8 cents to close at $63.72 in Tuesday trading on the New York Stock Exchange -- near the high end of their 52-week trading range of $43.71 to $65.89.

Revenue increased 3.3 percent to $106.1 million, from $102.7 million in the prior year.

Pulitzer said no conference call was planned to publicly discuss its first-quarter performance.

Robert C. Woodworth, president and chief executive officer, said advertising revenue increased 5 percent during the quarter, reflecting continued strong performances at Pulitzer Newspapers Inc. and across-the-board strength in the preprint category.

Classified advertising was up 3.4 percent for the quarter, as strength in help wanted ads -- which were up 4.9 percent in St. Louis and 37.1 percent at Pulitzer Newspapers -- more than offset weakness in the automotive category.

"This was a good quarter, with solid revenue growth accompanied by continued tight control of operating expenses," Woodworth said.

On Jan. 30, Lee Enterprises agreed to acquire all of Pulitzer's capital stock for $64 per share in cash, with enterprise value totaling $1.46 billion. Pulitzer shareholders still must approve of the planned buyout by Lee, which both companies said they hope to close by the end of June.

On Monday, Lee Enterprises reported a 14 percent jump in its first-quarter profit to $18.1 million on strong advertising revenues.

Lee has said the acquisition will make it fourth in numbers of U.S. daily newspapers and seventh in circulation. It will operate 58 dailies in 23 states with combined circulation of 1.7 million daily and 2 million on Sundays.

Pulitzer's other holdings include a dozen other U.S. dailies, more than 100 weekly newspapers, shoppers, and niche publications, including the Suburban Journals of Greater St. Louis.

------
On the net:


Lee Enterprises, http://www.lee.net

Pulitzer Inc., http://www.pulitzerinc.com


ADDITIONAL INFORMATION AND WHERE TO FIND IT

The proposed transaction will be submitted to Pulitzer's stockholders for their consideration, and Pulitzer has filed with the SEC a preliminary proxy statement (and will file a definitive proxy statement) to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction.

STOCKHOLDERS OF PULITZER ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the definitive proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov) when it becomes available. Copies of the definitive proxy statement and the SEC filings that will be incorporated by reference in the proxy definitive statement can also be obtained, when available, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer's directors and executive officers is available in Pulitzer's annual report on Form 10-K, which was filed with the SEC on March 17, 2005. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and the other relevant documents filed with the SEC when they become available.